Exhibit 10.2

                          Contingent Payment Agreement

     THIS AGREEMENT (the "Agreement") is made by and among Availent Financial, Inc., a Delaware corporation (the "Buyer"), and Broyd, Inc., a Texas corporation d/b/a First Texas Residential (the "Seller").

     WHEREAS, Seller has sold to Buyer and the Buyer has purchased from Seller substantially all of the assets of Seller (the "Purchase Transaction") pursuant to that certain Agreement for Sale and Purchase of Assets (the "Purchase Agreement") dated as of the date hereof, by and among the parties hereto, and also Thomas P. Boyd and Caroline D. Brown, and

     WHEREAS, part of the Purchase Price is contingent and to be payable pursuant to the terms of this Agreement, and

     WHEREAS, the parties hereto have entered into this Agreement to set forth their agreements and understandings related to the matters herein set forth.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

Any defined terms used herein shall have the definition given to them in the Purchase Agreement, unless another definition is given to any term in this Agreement, in which event the definition herein used shall be controlling for purposes of this Agreement.

The Buyer shall pay $100,000.00 ("Contingent Amount") to the Seller for every $20,000,000.00 or portion thereof (pro-rata calculation) that D. Brown, C. Brown, Boyd and any employees, contractors or agents (in the aggregate) of the Business located at one of the branch offices generates in mortgage loan closings (the "Closings"), during the period beginning March 1, 2004 and ending twelve (12) months thereafter (the "Earnings Period"), which exceed $400,000,000.00 (the "Minimum Threshold") in the aggregate. If the Minimum Threshold is satisfied, to the extent that Closings generated during the Earning Period exceed 1.00 but not $20,000,000.00, the Seller shall be paid a pro-rata portion of the Contingent Amount.

(a) Seller or Seller's representative (the "Representative") shall determine the Contingent Amount within thirty (30) days following the expiration of the Earnings Period; provided, however, that the Representative may determine the Contingent Amount prior to the end of the Earnings Period if the Minimum Threshold and any $20,000,000.00 increment is satisfied prior thereto (i.e., the Seller shall be entitled to be paid the portion of the Contingent Amount earned prior to the end of the Earnings Period within the Earnings Period itself rather than at the end of the Earnings Period). The Representative's methodology for determination of the Contingent Amount and the results thereof shall be forwarded to Buyer. The Representative shall provide Buyer with access upon request to the data it used to determine the Contingent Amount including all relevant books and records of the Business to the extent required to review the Contingent Amount computation. Buyer shall review the calculation of the Contingent Amount within fifteen (15) days after delivery thereof and notify the Representative in writing of any disagreement with such calculation. If within such fifteen (15) days following delivery Buyer does not object in writing thereto, then the Representative's determination of the Contingent Amount shall be conclusive. If Buyer objects in writing to the Representative's computation, then Buyer shall pay to Seller the undisputed amount and the Buyer and the Representative shall negotiate in good faith and attempt to resolve their disagreement with respect to the disputed amount. Should such negotiation not result in an agreement within twenty (20) days of receipt by the Representative of Buyer's objection, then the matter shall be submitted to arbitration by an independent accounting firm of national reputation mutually acceptable to Buyer and the Representative (the "Neutral Auditor"). All fees and expenses relating to appointment of a Neutral Auditor and the work, if any, to be performed by such Neutral Auditor will be borne equally by Buyer and the Seller. If Buyer and the Representative are unable to agree on the Neutral Auditor, then either or both of them shall request the American Arbitration Association to appoint the Neutral Auditor. The Neutral Auditor shall deliver to Buyer and the Representative a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to Neutral Auditor by Buyer and the Representative, or their respective Affiliates) of the disputed items within thirty (30) days of receipt of the disputed items, which determination shall be final, binding and conclusive on the parties.

(b) The Contingent Amount shall be payable to the Seller within three (3) days following agreement on or determination of the final, binding and conclusive calculation of the Contingent Amount. To the extent that Buyer does not make a payment of any portion of the Contingent Amount on the required payment date, such unpaid amount shall bear interest at eighteen percent (18%) per annum from and after the required payment date to the date on which such unpaid amount (or a portion thereof) is paid.

This Agreement may be amended or modified at any time and in all respects, or any provisions may be waived by an instrument in writing executed by all of the parties hereto.

Neither this Agreement nor any right created hereby shall be assignable by the Seller or the Buyer without the prior written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

It is the intention of the parties that the laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice or conflict of law provision or rule. Any action involving or relating to this Agreement shall be brought in any Federal or state court sitting in Harris County, Texas, and the parties hereto agree to the exclusive jurisdiction of such court.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the 31st day of December, 2003.



                                     AVAILENT FINANCIAL, INC.


                                     By: /s/ Patrick A. McGeeney
                                         -------------------------------------
                                             Patrick A. McGeeney, Chairman/CEO


                                     BROYD, INC.

                                     By: /s/ Thomas P. Boyd
                                         -------------------------------------
                                             Thomas P. Boyd, President